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                                                                    EXHIBIT 15.1

                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                              Re: OYO Geospace Corporation
                                                  Registration on Form S-8


We are aware that our report dated April 28, 1999, on our review of interim financial information of OYO Geospace Corporation as of March 31, 1999 and for the three months and six months ended March 31, 1999 and 1998, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statement on Form S-8 (333-40893). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



/s/ PricewaterhouseCoopers LLP


Houston, Texas
April 28, 1999

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